Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On December 20, 2024, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with Bonner Springs Realco, LLC, Clearwater SNF Realco, LLC, Clearwater AL Realco, LLC, Fountainview Realco, LLC, Legacy on 10th Realco, LLC, 1600 South Woodlawn Realty, LLC,, (collectively, the “Sellers”) with respect to the purchase of six healthcare Facilities located in Kansas (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Company’s operating partnership. The Company closed on the acquisition of the Facilities on January 2, 2025.

The purchase price for the Facilities was $24,000,000. The Company made a deposit of $750,000 under the Purchase Agreement, which was applied to pay a portion of the purchase price at the closing. The Company paid the balance of the purchase price utilizing the Company’s working capital.

The Facilities will be leased under a new 10-year master lease agreement to a group of third-party tenants. Under the master lease, (i) the tenants will be on a triple net basis (ii) the tenants have 2 five-year options to extend the lease. The tenants operate the Facilities as five skilled nursing facilities and one assisted living facility.

The six Facilities are comprised of 354 licensed beds.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 is presented as if the acquisition was completed on December 31, 2024. The unaudited pro forma condensed combined statements of income for the years ended December 31, 2024 and 2023 as if the acquisition was completed on January 1, 2023.

The following unaudited pro forma condensed combined financial information has been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements of the Company and notes thereto presented elsewhere in this prospectus for the years ended December 31, 2024 and 2023 of the Kansas Portfolio Group. The unaudited pro forma condensed combined balance sheet and condensed combined statements of income are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition had occurred on the dates indicated nor are they indicative of future operating results of the Company.

F-1

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2024

(In thousands)

	Strawberry Fields REIT Inc.	Kansas Property Acquisition		Proforma Combined

Assets
Real estate investments, net	$609,058	$24,000	(a)	$633,058
Cash and cash equivalents	48,373	(24,000)	(b)	24,373
Restricted cash and equivalents	45,283			45,283
Straight-line rent receivable, net	27,702	-		27,702
Right of use lease asset	1,204	-		1,204
Goodwill, other intangible assets and lease rights	27,947	-		27,947
Deferred financing expenses	6,162	-		6,162
Notes receivable, net	16,585	-		16,585
Other assets	5,275	-		5,275
Total Assets	787,589	-		787,589
Liabilities
Accounts payable and accrued liabilities	18,718	-		18,718
Bonds, net	209,944	-		209,944
Notes payable and other debt	460,591	-		460,591
Operating lease liability	1,204	-		1,204
Other liabilities	13,561	-		13,561
Total Liabilities	704,018	-		704,018
Equity
Additional paid in capital	16,536	-		16,536
Accumulated other comprehensive income	340	-		340
Retained earnings	1,292	-		1,292
Total Stockholders’ Equity	18,168	-		18,168
Non-controlling interest	65,403	-		65,403
Total Equity	83,571	-		83,571
Total Liabilities and Equity	$787,589	$-		$787,589

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-2

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands)

	Strawberry Fields REIT Inc.	Kansas Property Acquisition		Proforma Adjustments		Proforma Combined

Revenues
Rental revenues	$117,058	$2,358	(c)	162	(d)	$119,578
Expenses:
Depreciation	29,031	-		615	(e)	29,646
Amortization	4,657	-		-		4,657
General and administrative expenses	6,851	212		-		7,063
Property taxes	14,489	-		162	(d)	14,651
Facility rent expenses	727	-		-		727
Total expenses	55,755	212		777		56,744
Income from operations	61,303	2,146		(615)		62,834
Interest expense, net	(32,603)	-		-		(32,603)
Amortization of deferred financing costs	(657)	-		-		(657)
Mortgage insurance premium	(1,548)	-		-		(1,548)
Total interest expense	(34,808)	-		-		(34,808)
Other income:
Other income	10	-		-		10
Net income	$26,505	$2,146		$(615)		$28,036

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-3

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands)

	Strawberry Fields REIT Inc.	Kansas Property Acquisition		Proforma Adjustments		Proforma Combined

Revenues
Rental revenues	$99,805	$1,321	(c)	162	(d)	$101,288
Expenses:
Depreciation	26,207	-		615	(e)	26,822
Amortization	3,028	-		-		3,028
Loss on real estate investment impairment	2,451	-		-		2,451
General and administrative expenses	5,662	185		-		5,847
Property taxes	14,459	-		162	(d)	14,621
Facility rent expenses	559	-		-		559
Total expenses	52,366	185		777		53,328
Income from operations	47,439	1,136		(615)		47,960
Interest expense, net	(24,443)	-		-		(24,443)
Amortization of deferred financing costs	(560)	-		-		(560)
Mortgage insurance premium	(1,671)	-		-		(1,671)
Total interest expense	(26,674)	-		-		(26,674)
Other income (loss):
Foreign currency transaction gain	462	-		-		462
Other loss	(983)	-		-		(983)
Total other loss	(521)	-		-		(521)
Net income	$20,244	$1,136		$(615)		$20,765

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-4

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

On January 2, 2025, Strawberry Fields REIT Inc. (the “Company’) completed the acquisition with multiple sellers with respect to the purchase of six healthcare facilities located in Kansas (the “Facilities”). The sellers are not affiliates of the Company. The Company will assign the right to acquire the Facilities to newly organized indirect subsidiaries of Strawberry Fields Realty, LP, the Company’s operating partnership.

The historical financial statements have been adjusted in the pro forma condensed combined financial statements to give effect for (i) transaction accounting adjustments (ii) autonomous entity adjustments and (iii) management’s adjustments, as required.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been if the acquisition of the Kansas Portfolio Group occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	Purchase Price Allocation

The Company intends to account for the planned acquisition as an asset acquisition. We will measure the value of the acquired physical assets (land, building and building improvements, site improvements, and furniture fixtures and equipment) by allocating the total cost of the acquisition on a relative fair value basis. The Company expects to allocate the total cost as follows (in thousands):

Land	$4,258
Building and building improvements	19,742
Total purchase price	$24,000

3.	Pro Forma Adjustments

(a)	Represents the adjustment to record the assets purchased in the acquisition of the Facilities at relative fair value based on the total cost of the acquisition.
(b)	Represents the cash and cash equivalents to be utilized to pay the purchase price for the Facilities at closing.
(c)	Represents straight-line monthly income for the period stated. The Company recognizes rental revenue for operating leases on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of a leased asset.
(d)	Represents real estate taxes for the stated period. The Company reports revenues and expenses within our triple-net leased properties for real estate taxes that are escrowed and obligations of the tenants in accordance with their respective leases with us.
(e)	Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated over the expected life of the asset on a straight-line basis. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Expenditures for tenant improvements are capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Building and improvements	7-45 years
Equipment and personal property	2-18 years

F-5